UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

SPORT TECH ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	26-3195252
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10321 Running Falls St.
Las Vegas, Nevada	89178
(Address of principal executive offices)	(Zip Code)

Copies of Communications to:
Stoecklein Law Group
402 West Broadway, Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-1325

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
None	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: Form S-1; File No. 333-175306.

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.001 per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission on July 1 (File No. 333-175306) is incorporated by reference into this registration statement.

Item 2. Exhibits.

Exhibit	Description

3(i)(a)	Articles of Incorporation(1)
3(i)(c)	Certificate of Change to the Articles of Incorporation, filed on February 14, 2012(2)
3(ii)(a)	Bylaws(1)
4	Instrument defining the rights of security holders: (a)Articles of Incorporation(1) (b)Bylaws(1) (c)Stock Certificate Specimen(1)
(1)	Previously attached with the Company’s initial filing of Form S-1, SEC file number 333-175306, filed on July 1, 2010, and incorporated by reference herein as an exhibit to this Form 8-A.
(2)	Filed herewith as ex. 3(i)(c)

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration to be signed on its behalf by the undersigned, thereto duly authorized.

Sport Tech Enterprises, Inc.

By: /S/ Andrew Widme
       Andrew Widme, President